UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 20, 2015 (Date of earliest event reported)
PennantPark Investment Corporation (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00736 (Commission File Number)	20-8250744 (IRS Employer Identification Number)

590 Madison Avenue, 15th Floor, New York, NY (Address of principal executive offices)		10022 (Zip Code)
212-905-1000 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Set forth below certain preliminary estimates of our financial condition and results of operations for the three months ended December 31, 2014. These estimates are subject to the completion of our financial closing procedures and are not a comprehensive statement of our financial results for the three months ended December 31, 2014. We advise you that our actual results may differ materially from these estimates as a result of the completion of our financial closing procedures, final adjustments and other developments arising between now and the time that our financial results, for the three months ended, which are scheduled to be released on February 4, 2015 with an earnings call on February 5, 2015.

As of December 31, 2014, estimated preliminary net asset value ("NAV") per share is between $10.40 and $10.45, and estimated preliminary net investment income per share for the quarter is between $0.25 and $0.27.

After quarter-end, one of our portfolio companies priced an initial public offering. We estimate that our proceeds will be approximately $60 million resulting in an estimated $0.13 per share of realized gain and an estimated increase in NAV per share of $0.08. Additionally, we estimate there will be about $0.04 per share of other income in the quarter ending March 31, 2015.

With regard to our energy exposure, we remain comfortable with the underlying investments and their long-term value given our seniority in their capital structure, reserves and substantial hedges.

We currently intend to maintain quarterly distributions to our stockholders of 28 cents per share.

Based on the current stock price trading levels, we have no intention of issuing shares below NAV.

The preliminary financial data included herein have been prepared by, and is the responsibility of, management. McGladrey LLP, our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, McGladrey LLP does not express an opinion or any other form of assurance with respect thereto.

The information in this Item 2.02 and Item 8.01, including the exhibit attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section The information in this Item 2.02 and Item 8.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events

Attached as Exhibit 99.1 and incorporated by reference into this Item 8.01 is a copy of the press release issued by PennantPark Investment Corporation, dated January 20, 2015, reporting PennantPark Investment Corporation's announcement of preliminary estimates of our financial condition and results of operations for the three months ended December 31, 2014.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of PennantPark Investment Corporation dated January 20, 2015

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2015	PENNANTPARK INVESTMENT CORPORATION By: /s/ Aviv Efrat Aviv Efrat Chief Financial Officer & Treasurer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of PennantPark Investment Corporation dated January 20, 2015